                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)-(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                    THE PAUL REVERE VARIABLE ANNUITY CONTRACT
                                        ACCUMULATION FUND
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1) Title of each class of securities to which transaction applies:
        Variable Annuity Contracts of The Paul Revere Variable Annuity
        ------------------------------------------------------------------------
        Contract Accumulation Fund
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        N/A
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
        N/A
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        N/A
        ------------------------------------------------------------------------
     5) Total Fee paid:
        $125 per Registrant
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

18 Chestnut Street
Worcester, Massachusetts 01608
(508) 799-4441
July [  ], 1996

TO  OWNERS  OF  THE  PAUL REVERE  VARIABLE  ANNUITY  CONTRACT  ACCUMULATION FUND
CONTRACTS:

A Special Meeting of contract owners of The Paul Revere Variable Annuity Contract Accumulation Fund (the "Fund") will be held on August 8, 1996 (the "Meeting"). You are now being asked how variable accumulation units of the Fund deemed attributable to your Contract should be voted at the Meeting.

At the Meeting, contract owners will be asked to approve or disapprove a new investment advisory agreement and a new investment sub-advisory agreement for the Fund, each to be effective upon the merger of The Paul Revere Corporation ("Paul Revere") with a subsidiary of Provident Companies, Inc. ("Provident"). The Fund is a separate account of The Paul Revere Variable Annuity Insurance Company ("PRV"), which is an indirect, wholly owned subsidiary of Paul Revere. The new investment advisory and investment sub-advisory agreements are identical to those currently in effect for the Fund, but for the new effective dates.

Enclosed you will find a copy of the Notice of Meeting and Proxy Statement relating to the Meeting. After reviewing this material, please complete and execute the Proxy/Instruction Form and return it in the enclosed, postage-paid, self-addressed envelope. Your vote is important. Please return your Proxy/Instruction Form as quickly as possible.

The enclosed Proxy Statement describes matters affecting the Fund as a result of Paul Revere's agreement to merge with a subsidiary of Provident. Upon consummation of the merger, PRV will become an indirect wholly owned subsidiary of Provident. Please see the enclosed Proxy Statement for information about the Merger, PRV and Provident.

                                          THE PAUL REVERE VARIABLE ANNUITY
                                          INSURANCE COMPANY

                        THE PAUL REVERE VARIABLE ANNUITY
                           CONTRACT ACCUMULATION FUND
                  NOTICE OF SPECIAL MEETING OF CONTRACT OWNERS
                                 AUGUST 8, 1996

Notice is hereby given that a Special Meeting of Contract Owners of The Paul Revere Variable Annuity Contract Accumulation Fund (the "Fund") will be held at the offices of The Paul Revere Corporation, 18 Chestnut Street, Worcester, Massachusetts, on August 8, 1996 at 10:00 a.m. Boston time for the following purposes:

    1. To approve or disapprove a new investment advisory agreement between the Fund and Paul Revere Variable Annuity Insurance Company ("PRV"), an indirect wholly owned subsidiary of The Paul Revere Corporation ("Paul Revere") to be effective upon the merger of Paul Revere with a subsidiary of Provident Companies, Inc. ("Provident"), such agreement to be in substance identical to the investment advisory agreement currently in effect for the Fund.

    2. To approve or disapprove a new investment sub-advisory agreement between PRV and MFS Asset Management, Inc., [formerly] Massachusetts Financial Services Company, to be effective upon the merger of Paul Revere with a subsidiary of Provident, such agreement to be in substance identical to the investment sub-advisory agreement currently in effect for the Fund.

    3. To consider and act upon any other matter incidental to the foregoing purposes and any other matters that may properly come before the meeting or any adjournment thereof.

                                          By order of the Chairman
                                          of the Board of Managers,

                                          John H. Budd
                                          Senior Vice President, General
                                          Counsel and Secretary

July [  ], 1996

                             YOUR VOTE IS IMPORTANT

PLEASE FILL IN, DATE, SIGN AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED STAMPED ENVELOPE WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING. YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING.

                        THE PAUL REVERE VARIABLE ANNUITY
                           CONTRACT ACCUMULATION FUND
                               18 CHESTNUT STREET
                              WORCESTER, MA 01608
                                PROXY STATEMENT

The enclosed Proxy is solicited on behalf of the Board of Managers of The Paul Revere Variable Annuity Contract Accumulation Fund (the "Fund"), a separate account of The Paul Revere Variable Annuity Insurance Company ("PRV"), an indirect wholly owned subsidiary of The Paul Revere Corporation ("Paul Revere"), for use at a Special Meeting of Contract Owners of the Fund to be held at the principal offices of PRV, 18 Chestnut Street, Worcester, Massachusetts 01608, on August 8, 1996 at 10:00 a.m. Boston time and at any adjournment thereof (the "Meeting"). A copy of the 1995 Annual Report to Contract Owners may be obtained without charge from PRV by writing to the above address or by calling collect
(508) 799-4441.

Proxies will be solicited primarily by mailing this Proxy Statement and its enclosures beginning on or about July [ ], 1996, but supplementary solicitations may also be made by mail, telephone, telegraph or personal interview by officers or members of the Board of Managers of the Fund or by officers, employees or agents of PRV and its subsidiaries and affiliates. The cost of the solicitation, which is expected to be nominal, will be borne by PRV.

Variable annuity contract owners, annuitants and participants under group tax deferred variable annuity contracts (collectively, such contract owners, annuitants and participants will hereinafter be referred to as "Contract Owners") are requested to return their proxies promptly to PRV. At any time before it has been exercised, each Proxy may be revoked by the signers by a written revocation delivered to the Secretary of the Board of Managers of the Fund (c/o The Paul Revere Variable Annuity Insurance Company, 18 Chestnut Street, Worcester, Massachusetts 01608), by properly executing a later-dated proxy or by attending the Meeting, requesting return of any previously delivered proxy and voting in person. Other holders of vested interests under variable annuity contracts are requested to forward their proxies promptly to the contract owner. Such other holders may also withdraw their proxies at any time before they are exercised by returning a written revocation to the contract owner.

This Proxy Statement contains information relating to the merger (the "Merger") of the Paul Revere with a subsidiary of Provident Companies, Inc. ("Provident"). The Merger may be deemed to be a change of control of PRV, which serves as investment adviser to the Fund, within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act"). Under the 1940 Act and under the Investment Advisory Agreement dated August 16, 1984 by and between the Fund and PRV (the "Advisory Agreement") or the Investment Sub-Advisory Agreement dated August 16, 1984 (the "Sub-Advisory Agreement") by and between PRV and MFS Asset Management, Inc. ("AMI"), [formerly] Massachusetts Financial Services Company ("MFS"), as the case may be, a change in control of PRV results in the automatic termination of each of the Advisory Agreement and the Sub-Advisory Agreement, effective at the time of the change of control. The

Board of Managers of the Fund has approved and recommends that the contract owners approve a new advisory agreement and a new sub-advisory agreement. These proposed new agreements would be in substance identical to the Advisory Agreement and the Sub-Advisory Agreement, respectively, as each is currently in effect and would take effect at the time of the Merger. Under the respective new agreements, PRV would continue to perform advisory services and AMI would continue to perform sub-advisory services for the Fund after the Merger, on the same terms as are currently in effect.

                                     VOTING

The Board of Managers of the Fund has fixed June 28, 1996 as the record date (the "Record Date") for determination of the Contract Owners entitled to receive notice of and to vote at the Meeting and of the number of votes to which such persons are entitled.

Each contract owner at the close of business on the Record Date is entitled to cast at the Meeting the number of votes attributable to its contract on such Record Date. The number of votes which the contract owner is entitled to cast is shown on the Proxy.

On the Record Date, there were 3,110,290 variable accumulation units ("Units") outstanding, determined on the basis of the value of contracts held by Contract Owners as of the Record Date. Each Unit is entitled to one vote. Fractional Units will be voted on a PRO RATA basis. Only Contract Owners are entitled to vote at the Meeting but others having a vested interest under a pension, profit-sharing or other plan or arrangement have the right to instruct the Contract Owner with respect to the votes attributable to Units representing such interests. Such instruction may be given by promptly forwarding the executed proxy to the appropriate Contract Owner. The interest represented by the proxy will be voted in accordance with the instructions on the proxy if the proxy is promptly executed and returned.

For purposes of the Meeting, a quorum is the presence in person or by proxy of the lesser of one hundred Contract Owners entitled to vote or Contract Owners entitled to vote ten percent of the Units of the Fund. In order to approve the matters specified in Proposal 1 and Proposal 2 in the Notice, the 1940 Act requires the affirmative vote of (i) 67% of the Units represented at the Meeting, if more than 50% of the outstanding Units are represented, or (ii) more than 50% of the outstanding Units. The adoption or rejection of other matters properly brought before the Meeting will be decided with respect to each series of the Fund by the vote of a majority of the Units voted of such series.

Although the Contract Owner has the sole right to cast all votes attributable to such contract owner's contract, during the accumulation period, an annuitant has the right to instruct the Contract Owner as to how such votes shall be cast in the following circumstances: (i) if the annuitant is covered by a contract issued in connection with an individual retirement account (involving a trust or custodial account which meets the requirements of Section 408(a) of the Internal Revenue Code of 1986, as amended (the "Code")); or (ii) if the annuitant is an employee covered by a contract issued in connection with a plan qualified under
Section 401(a), 401(k) or

403(a) of the Code, or a retirement plan not qualifying for favorable Federal tax treatment, then the annuitant may instruct the Contract Owner (a) as to votes attributable to the annuitant's own purchase payments (voluntary contributions) and (b) to the extent authorized by the plan, as to any other votes under the contract. Similarly, during the annuity period, every annuitant or other payee has the right to instruct the Contract Owner with respect to all votes attributable to the amount of assets established in the Fund to meet the obligations for future payments to such annuitant or other payee.

If a Contract Owner receives instructions from less than all the persons entitled to instruct it, it is required to cast the votes for which it receives no instructions in the same proportion as votes for which instructions have been received. If no instructions are received by the Contract Owner from any person entitled to instruct it, it may vote as it deems desirable.

In the case of a contract issued pursuant to Section 403(b) of the Code (annuity purchase plan adopted by a public school system or certain other tax-exempt organizations) or Section 408(b) of the Code (individual retirement annuity), the annuitant is the Contract Owner for voting and all other purposes during both the accumulation and annuity periods.

Each annuitant or other payee, if any, having the right to instruct the Contract Owner with respect to any votes is entitled to receive from the Contract Owner a notice of that right and the number of votes to which such right is applicable. All notices and proxy materials will be provided to the Contract Owners, including such number thereof as are necessary to enable each Contract Owner to distribute copies thereof to all such annuitants and other payees. Neither the Fund nor Paul Revere shall be under a duty to inquire as to the instructions received or the authority of any Contract Owner to cast votes. Except to the extent that the Fund or Paul Revere has actual knowledge to the contrary, the votes cast by the Contract Owners shall be valid and effective as they affect the Fund, Paul Revere and any others having voting rights with respect to the Fund.

                             OFFICERS AND DIRECTORS

PRV

The following table shows the names, addresses, and principal occupations of all directors and principal executive officers of PRV as of May 31, 1996.

NAME AND ADDRESS          AGE     PRINCIPAL OCCUPATION
Donald F. Boggs           50      Director and Executive Vice President of PRV
34 Hickory Circle
Holden, MA
John H. Budd              57      Director, Senior Vice President, General Counsel and
75 Highland Street                Secretary of PRV
Holden, MA
Gerald M. Gates           45      Director and Senior Vice President of PRV
5 Clearings Way
Princeton, MA
M. Katherine Hessel       44      Director and Vice President of PRV
73 Brattle Street
Holden, MA
J. Andrew Hilbert         37      Director, Senior Vice President, Chief Financial Officer
5 Skylar Drive                    and Treasurer of PRV
Southboro, MA
John D. Lemery            45      Director, Senior Vice President and Chief Investment
600 Main Street,                  Officer of PRV
Apt. 2302
Worcester, MA
Barry E. Lundquist        44      Director and Senior Vice President of PRV
18 Brooks Road
Paxton, MA
Gary W. MacConnell        61      Director, Vice President and Chief Information Officer of
23 Vicksburg Circle               PRV
Holden, MA
Richard L. Mucci          45      Director, Executive Vice President and Chief Operating
24 Willis Holden                  Officer of PRV
Drive
Acton, MA
Bruce A. Richards         36      Senior Vice President and Chief Actuary of PRV
12 Alana Drive
Sutton, MA
**Charles E. Soule        61      Director and President of PRV
50 O'Neil Drive
Westboro, MA

**Also a member of the Board of Managers of the Fund.

The aggregate remuneration paid in 1995 to the directors and principal officers of PRV was $253,003. This amount includes all forms of compensation. No officer or director of PRV individually received in 1995 direct or indirect remuneration from PRV in excess of $61,278.

The following table shows the names, addresses, and principal occupations of all directors and principal executive officers of AMI as of December 31, 1995.

NAME AND ADDRESS              PRINCIPAL OCCUPATIONS

*A. Keith Brodkin             Chairman and Director of MFS and Chairman of AMI

*Thomas J. Cashman, Jr.       President and Director of AMI

*Arnold D. Scott              Senior Executive Vice President, Director and Secretary
                              of MFS and Director of AMI

*Jeffrey L. Shames            President and Director of MFS and Director of AMI

*Address is:
500 Boylston Street
Boston, Massachusetts

                             OWNERSHIP AND CONTROL

As of May 31, 1996, the members of the Board of Managers of the Fund and the directors and principal officers of PRV, as a group, through their ownership of individual variable annuity contracts, owned beneficially and of record 11,947 Units, representing approximately .3% of the total. The Paul Revere Employee Pension Plan (the "Pension Plan") and The Paul Revere Agency Retirement Plan were the only contract owners who, as of the above date, directly or indirectly owned, controlled or held with power to vote Units representing 5% or more of the total vote. In April 1996, Paul Revere redeemed approximately 1,959,000 Units representing $13 million of its Pension Plan assets. Paul Revere's decision to redeem these contracts results from a plan to transfer its pension assets to a trust. The retirement plans of Paul Revere currently control or hold with power to vote approximately 1,154,284 Units, representing approximately 37% of the total vote.

                                   PROPOSAL 1
                 TO APPROVE A NEW INVESTMENT ADVISORY AGREEMENT
                WHICH WILL TAKE EFFECT AT THE TIME OF THE MERGER

                                   PROPOSAL 2
               TO APPROVE A NEW INVESTMENT SUB-ADVISORY AGREEMENT
                WHICH WILL TAKE EFFECT AT THE TIME OF THE MERGER

BACKGROUND

As explained above, the Merger of Paul Revere with a subsidiary of Provident may be deemed to be a change of control of PRV, which serves as investment adviser to the Fund within the meaning of the 1940 Act. The 1940 Act provides that such a change in control of PRV constitutes an "assignment" of each of the Advisory Agreement, under which PRV provides advisory services to the Fund, and the Sub-Advisory Agreement, under which AMI provides sub-advisory services to PRV and the Fund. The 1940 Act and the terms of such agreements further provide that such an assignment will result in the automatic termination of such agreements at the time of the Merger. Proposal 1 and Proposal 2 seek Contract Owner approval of a new investment advisory agreement and a new investment sub-advisory agreement for the Fund, each to be effective at the time of the Merger. The proposed new agreements would be in substance identical to the Advisory Agreement and the Sub-Advisory Agreement, respectively, as each is currently in effect. THE EFFECT OF PROPOSAL 1 AND PROPOSAL 2 IS TO PERMIT THE FUND TO CONTINUE TO OPERATE, FOLLOWING THE MERGER, UNDER AN ADVISORY AGREEMENT AND A SUB-ADVISORY AGREEMENT SUBSTANTIALLY IDENTICAL TO THOSE CURRENTLY IN EFFECT. PROPOSAL 1 AND PROPOSAL 2 WILL NOT RESULT IN ANY CHANGE IN THE IDENTITY OF THE FIRM OR PERSONNEL PROVIDING ADVISORY SERVICES TO THE FUND OR PRV, OR IN THE FEE RATES PAYABLE WITH RESPECT THERETO. Assuming the satisfaction of all conditions to consummation of the Merger, the Merger is expected to become effective during the third quarter of 1996. The Board of Managers of the Fund unanimously recommends that Contract Owners vote to approve the proposed new investment advisory arrangements for the Fund, to be effective at the time of the Merger.

THE MERGER

In April 1996, Paul Revere and Provident entered into an Agreement and Plan of Merger (the "Merger Agreement") providing for the Merger of a subsidiary of Provident with and into Paul Revere, which shall be the surviving corporation of the Merger and, as a result thereof, shall become a wholly owned subsidiary of Provident. Both Paul Revere and Provident are stock insurance companies. The policyholders and contract owners of PRV and the Fund will not receive any direct payment, property or consideration in connection with the Merger.

The Merger will not be effected unless the Merger Agreement is approved by the requisite vote of the stockholders of Paul Revere and Provident, certain amendments to the Amended and Restated Certificate of Incorporation of Provident and the issuance of shares of common stock, par value

$1.00 per share, of Provident pursuant to the Merger Agreement are approved by the requisite vote of the stockholders of Provident, all required governmental and other consents and approvals are obtained and all other conditions to the obligations of the parties to consummate the Merger are either satisfied or waived (as permitted). There is no assurance that the Merger will in fact be consummated. Assuming the satisfaction of all conditions to consummation of the Merger, the Merger is expected to become effective during the third quarter of 1996.

INFORMATION ABOUT THE FUND

The Fund is an open-end, diversified investment company registered under the 1940 Act and is the separate account through which PRV sets aside, separate and apart from its general assets, assets attributable to its variable annuity contracts.

INFORMATION ABOUT PROVIDENT

Provident is a Delaware corporation organized in 1995 as the parent holding company of a group of insurance subsidiaries. Provident is a leading provider of life and health insurance, particularly individual disability, life insurance, annuities and group employee benefits. Provident, through its subsidiaries, does business in all 50 states, the District of Columbia, Puerto Rico and ten provinces and two territories of Canada. Provident focuses on two types of insurance customers -- the individual and the employee benefits customer. The individual life and disability segment includes individual life products, individual disability income products and individual annuities. These products are marketed primarily through personal producing general agents, brokerage offices and corporate partnership arrangements. Individual annuities are also marketed through financial institutions. The employee benefits segment contains products that are sold to or through corporate customers and certain affinity groups, including permanent and term life insurance, disability, medical stop-loss, cancer and accidental death and dismemberment protection.

INFORMATION ABOUT PRV AND AMI

PRV is a stock insurance company organized under the laws of Massachusetts and is a wholly owned subsidiary of The Paul Revere Life Insurance Company, a Massachusetts corporation ("Paul Revere Life"), which is wholly owned by Paul Revere. PRV's principal business is the sale and administration of life and annuity insurance policies. PRV serves as insurer and principal underwriter and as an investment adviser to the Fund under the Advisory Agreement. PRV is registered with the Securities and Exchange Commission (the "Commission") as an investment adviser and as a broker-dealer. The offices of Paul Revere, Paul Revere Life, PRV and the Fund are located at 18 Chestnut Street, Worcester, Massachusetts 01608. Paul Revere is an 83% owned subsidiary of Textron Inc., a Delaware corporation with its principal office at 40 Westminster Street, Providence, Rhode Island 02903. Paul Revere is 17% publicly held and is comprised of Paul Revere Life, PRV and other non-insurance affiliates. As a result of the Merger, Paul Revere would become a direct wholly owned subsidiary of Provident.

AMI is registered with the Securities and Exchange Commission as an investment adviser. Its principal offices are located at 500 Boylston Street, Boston, Massachusetts 02126. AMI serves as investment adviser to substantial private and institutional accounts and certain mutual fund and insurance company separate accounts. AMI provides PRV and the Board of Managers of the Fund with an investment program for their consideration and executes the program approved by the Board of Managers of the Fund under the Sub-Advisory Agreement.

Since 1982, MFS has been a subsidiary of Sun Life Assurance Company of Canada (U.S.), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02181, which is, in turn, a wholly owned subsidiary of Sun Life Assurance Company of Canada, 150 King Street West, Toronto, Canada M5H 1J9.

As of December 31, 1995, MFS and its subsidiaries, including AMI, had over $42.3 billion in assets under management, which included over $5 billion in assets managed by AMI.

INFORMATION ABOUT THE ADVISORY AGREEMENT AND THE SUB-ADVISORY AGREEMENT

PRV,  subject  to the  supervision  of the  Board of  Managers  of the  Fund, is responsible for all duties related to the investment, reinvestment and safekeeping of the assets of the Fund and for all expenses attributable to performing its investment advisory services, including costs of compensating officers and employees of PRV connected with providing investment advisory services to the Fund.

Under the Advisory Agreement, PRV is required specifically to provide the Board of Managers of the Fund continuously with an investment program for its approval or rejection and, if rejected, to submit another program for consideration.

In connection with PRV's obligations under the Advisory Agreement, PRV bears the cost of all services and expenses attributable to the maintenance and operation of the Fund (other than costs relating to the administration and distribution of the variable annuity contracts, which costs are provided for in the Sales and Administrative Services Agreement by and between the Company and the Fund dated February 19, 1970 and re-executed on February 16, 1989 (the "Services Agreement")). These costs include, among other things, fees paid to AMI pursuant to the Sub-Advisory Agreement, fees required by federal and state securities regulatory authorities and the National Association of Securities Dealers, Inc., costs of maintaining the books and records of the Fund, outside legal, accounting, actuarial and other professional costs, costs of determining the net asset value of each series of the Fund, and other out-of-pocket expenses relating to the Fund, including salaries, rent, postage, telephone, travel, office equipment and stationery. All brokerage commissions and other fees relating to purchases and sales of investments for the Fund are paid out of the assets of the Fund.

For providing such investment advisory services, the Fund pays PRV an annual fee of .50% of the average daily net asset value of each series of the Fund. This fee is computed on a daily basis and is payable weekly by the Fund. During the years ended December 31, 1995, 1994 and 1993, the Fund paid PRV advisory fees of $191,061, $167,704 and $165,730, respectively.

The Advisory Agreement was last submitted to a vote of the Contract Owners on August 16, 1984 in connection with the adoption of the Advisory Agreement by the Fund. The continuation of the Advisory Agreement was last approved by the Board of Managers of the Fund on March 28, 1996.

Under the Advisory Agreement, PRV is specifically authorized to employ one or more sub-advisors in connection with the services to be performed and obligations to be assumed by PRV. Pursuant thereto, PRV entered into the Sub-Advisory Agreement.

Under the Sub-Advisory Agreement, AMI, subject to the supervision of PRV and the Board of Managers of the Fund, is responsible for all aspects of day-to-day management of the investments of the Fund. Among other things, it is required to: (i) perform research and evaluate pertinent data; (ii) provide the Board of Managers of the Fund with an investment program for the Fund for its approval;
(iii) make investment decisions and carry them out by placing orders for the execution of portfolio transactions consistent with the investment policies of the Fund as set forth in its current prospectus; (iv) report to the Board of Managers of the Fund at least quarterly with respect to the implementation of the approved investment plan; (v) transmit to PRV information necessary for PRV to perform its responsibilities with respect to the Fund; (vi) create and maintain brokerage records as required by law; and (vii) provide the office space, material and personnel necessary to fulfill its obligations under the Sub-Advisory Agreement and to pay all expenses incurred by it in connection with its activities. However, AMI is not required to perform services or bear expenses related to the maintenance of the Fund. (These expenses are properly assumed by the Company pursuant to the Advisory Agreement.)

For providing such investment sub-advisory services, PRV pays AMI an annual fee of .35% of the average daily net asset value of each series of the Fund. This fee is computed on a daily basis and is payable weekly by PRV. During the years ended December 31, 1995, 1994 and 1993, PRV paid AMI investment sub-advisory fees of $133,743, $117,393 and $115,983, respectively.

The Sub-Advisory Agreement was last submitted to a vote of the Contract Owners on August 16, 1984 in connection with the adoption of the Sub-Advisory Agreement by the Fund. The continuation of the Sub-Advisory Agreement was last approved by the Board of Managers of the Fund on March 28, 1996.

Each of the Advisory Agreement and the Sub-Advisory Agreement provides that it shall continue in effect for an initial term ending March 31, 1986 and thereafter from year to year so long as its continuance is approved at least annually by (a) the vote of a majority of the Board of Managers of the Fund, or by the vote of a majority of the outstanding Units of the Fund, including a majority of the outstanding Units of each series thereof and (b) by the vote of a majority of the members of the Board of Managers of the Fund who are not parties to the Advisory Agreement or interested persons (as defined in the 1940
Act) of any such party, by vote cast in person at a meeting called for the purpose of voting on such an approval. (A majority vote of the Contract Owners of this purpose means the lesser of (i) 67% of the Units represented at the meeting, if more than 50% of the outstanding Units are represented, or (ii) more than 50% of the outstanding Units.) Any amendment to either of the Advisory Agreement or the Sub-Advisory Agreement must be approved by (i) the Board of Managers of the Fund or by the vote of a majority of the outstanding Units of the Fund, including a majority of the outstanding Units of each series thereof, and (ii) the majority of those members of the Board of Managers of the Fund who are not parties to the Advisory Agreement or the Sub-Advisory Agreement, as the case may be, or interested persons of such a party, cast in person at a meeting called for the purpose of voting on such an approval. Each of the Advisory Agreement and the Sub-Advisory Agreement may be terminated without penalty by the Board of Managers of the Fund or by vote of a majority of the outstanding units of the Fund, including a majority of the outstanding units of each series of the Fund, upon 60 days' written notice to PRV, and it terminates automatically in the event of its assignment (as defined in the 1940 Act). The Advisory Agreement and the Sub-Advisory Agreement also provide that PRV, in the case of the Advisory Agreement, and AMI, in the case of the Sub-Advisory Agreement, shall not be subject to any liability in connection with the performance of their respective services under such agreements in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of their respective obligations or duties.

The acquisition of Avco Financial Services, Inc., a Delaware corporation and the former parent of Paul Revere, by Textron in 1985 (the "Avco Acquisition") may be deemed to have effected a change in control of PRV for purposes of the 1940 Act and under the terms of the Advisory Agreement and the Sub-Advisory Agreement, as then in effect. Under the terms of the 1940 Act and the Advisory Agreement and the Sub-Advisory Agreement, each as then in effect, such a change in control would have resulted in the automatic termination of each of the Advisory Agreement and the Sub-Advisory Agreement as of the time of the change in control and Contract Owner approval of replacement investment advisory arrangements would have been required. However, Contract Owner approval of replacement investment advisory arrangements was, inadvertently, neither solicited nor obtained and the Fund continued to operate pursuant to the Advisory Agreement and the Sub-Advisory Agreement as in effect prior to such change in control. No subsequent changes to the provisions of, or the investment policies or practices under, such agreements, nor the fees paid pursuant thereto, were made.

BROKERAGE ALLOCATION, EXPENSE AND PORTFOLIO TURNOVER

PRV has no set formula for the distribution of brokerage business in connection with the placing of orders for the purchase and sale of investments, as it is PRV's policy to place orders with the primary objective of obtaining the most favorable price and execution. Consideration may be given in the allocation of business, however, to services provided by a broker, including the furnishing of statistical data and research, if the commissions charged are reasonable. Where commissions paid reflect services furnished in addition to execution, PRV stands ready to demonstrate that such services were bona fide and rendered for the benefit of the Fund. Purchases and sales of securities not listed or traded on a securities exchange will be executed with principal market makers, except where better price or execution may otherwise be obtained. Brokerage commissions paid in the years ended December 31, 1995, 1994 and 1993 amounted to $62,318, $49,933 and $64,779, respectively. Brokerage commissions were paid to 74 brokers in 1995. In the years ended December 31, 1995, 1994 and 1993, the rates of portfolio turnover was 65%, 64% and 59%, respectively.

                       BOARD OF MANAGERS' RECOMMENDATION

The Board of Managers of the Fund unanimously recommends that the Contract Owners approve a new investment advisory agreement and a new investment sub-advisory agreement for the Fund, each to be effective at the time of the Merger. These new agreements will be in substance identical to the Advisory Agreement and the Sub-Advisory Agreement, as currently in effect. (The only difference will be that the new agreements will be dated the date of the Merger, whereas the current agreements are each dated August 16, 1984.)

In coming to the recommendations set forth above, the Board of Managers of the Fund reviewed extensive information about the Fund, Paul Revere, Paul Revere Life, PRV, AMI and Provident. The Board of Managers of the Fund also considered the policies of PRV with respect to the placing of portfolio transactions for the Fund with brokers or dealers who furnish brokerage and research services to PRV. (Those policies are described in this Proxy Statement under "Brokerage Allocation, Expense and Portfolio Turnover.")

The Board of Managers of the Fund noted that, for purposes of the 1940 Act, the Merger constitutes a change in control of both PRV and the Fund. As a result of these changes in control, it is proposed (and the Board of Managers of the Fund unanimously recommends) that the Contract Owners approve a new advisory agreement and a new sub-advisory agreement, each identical in substance to the Advisory Agreement and Sub-Advisory Agreement, respectively, each to be effective at the time of the Merger.

Although the Merger may be deemed to be a change in control of both PRV and the Fund within the meaning of the 1940 Act, the Merger is not expected to result in any change in the personnel, operations or financial condition of either PRV or the Fund. PRV will continue to be independently managed, as has historically been the case. Thus, the Merger is not expected to result in any changes in the investment policies or practices of PRV.

The Board of Managers of the Fund accordingly concluded that it is appropriate and desirable for the Fund to enter into a new advisory agreement with PRV and for PRV to enter into a new sub-advisory agreement with AMI, each to be effective at the time of the Merger, in substantially the form of the Advisory Agreement or Sub-Advisory Agreement, as the case may be, as currently in effect. Under the 1940 Act, approval of each of the new advisory agreement and sub-advisory agreement requires the approval of the Contract Owners, by vote of the lesser of (1) 67% of the votes represented at the Meeting, if more than 50% of the votes are represented at the Meeting or (2) more than 50% of the outstanding votes.

In order that the Fund may continue to receive investment advisory and sub-advisory services following the Merger on the same basis as currently, the Board of Managers of the Fund unanimously recommends that Contract Owners vote in favor of each of Proposal 1 and Proposal 2.

If the Contract Owners do not approve Proposal 1 or Proposal 2, the Advisory Agreement or Sub-Advisory Agreement, as the case may be, will terminate at the time of the Merger, and the Board of Managers of the Fund will consider such alternative actions as are in the best interests of the Fund.

                                 OTHER MATTERS

Votes cast by proxy or in person at the Meeting will be counted by persons appointed by the Fund as tellers of the Meeting. With respect to Proposal 1 and Proposal 2, abstentions from voting will have the effect of a negative vote on such proposal.

In the event that sufficient votes in favor of Proposal 1 or Proposal 2 are not received by August [ ], 1996, the persons named as proxies may vote on those matters as to which sufficient votes have been received and may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of the voting interests present in person or by proxy at the session of the Meeting to be adjourned. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of Proposal 1 or Proposal
2. They will vote against any such adjournment those proxies required to be voted against Proposal 1 or Proposal 2 and will not vote any proxies that direct them to abstain from voting on either such Proposal.

Although the Meeting is called to transact any other business that may properly come before it, the only matters that the Board of Managers of the Fund intends to present or knows that others will present are Proposal 1 and Proposal 2 mentioned in the Notice of Special Meeting. However, you are being asked on the enclosed proxy to authorize the persons named therein to vote in accordance with their judgment with respect to any additional matters which properly come before the Meeting, and on all matters incidental to the conduct of the Meeting.

PRV serves as the Fund's principal underwriter and performs administrative functions pursuant to the Services Agreement. PRV receives as compensation under the Services Agreement a sales and administration charge deducted from purchase payments. At the present time, PRV believes there are no statutory or regulatory limitations on the expenses that may be deducted from the Fund, but PRV assures that all expense deductions, other than for taxes, will not exceed 2% annually based upon the average daily net asset value of the Fund.

CONTRACT OWNER PROPOSALS

Contract Owner proposals will be included in the Fund's proxy material for any future meetings of Contract Owners of the Fund provided that they are received by the Fund within a reasonable time before the Fund solicits proxies relating to such future meetings, and provided that they are otherwise appropriate for inclusion.

July [  ], 1996

                        THE PAUL REVERE VARIABLE ANNUITY
                           CONTRACT ACCUMULATION FUND
                PROXY FOR THE SPECIAL MEETING OF CONTRACT OWNERS
                                 AUGUST 8, 1996
     THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF MANAGERS OF THE FUND

THE  UNDERSIGNED HEREBY  APPOINTS [                                           ],
[                                ] AND  [                                ],  AND
EACH OF THEM, WITH THE POWER OF SUBSTITUTION, OR IF ONLY ONE OF THEM IS PRESENT AND VOTING THEN THAT ONE, THE PROXIES OF THE UNDERSIGNED, TO CAST THE NUMBER OF VOTES TO WHICH THE UNDERSIGNED IS ENTITLED AS CONTRACT OWNER, AT THE SPECIAL MEETING OF CONTRACT OWNERS TO BE HELD AT THE OFFICES OF THE PAUL REVERE VARIABLE ANNUITY INSURANCE COMPANY, 18 CHESTNUT STREET, WORCESTER, MASSACHUSETTS ON AUGUST 8, 1996, AT 10:00 A.M. AND AT ANY ADJOURNMENT THEREOF.

THE PROXIES ARE HEREBY AUTHORIZED AND INSTRUCTED AS SET FORTH TO VOTE UPON THE MATTER SPECIFIED. THE PROXIES MAY VOTE IN THEIR DISCRETION ON ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING. IF THIS FORM IS SIGNED AND RETURNED WITH NO CHOICES INDICATED SUCH SHARES SHALL BE VOTED FOR SUCH PROPOSAL.

(THE BOARD OF MANAGERS HAS RECOMMENDED A VOTE "FOR" THE FOLLOWING PROPOSAL)

  1. Proposal to approve a new investment advisory agreement between The Paul Revere Variable Annuity Contract Accumulation Fund (the "Fund") and The Paul Revere Variable Annuity Insurance Company ("PRV"), an indirect wholly owned subsidiary of The Paul Revere Corporation ("Paul Revere"), to be effective upon the merger of Paul Revere with a subsidiary of Provident Companies, Inc. ("Provident"), such agreement be in substance identical to the investment advisory agreement currently in effect for the Fund.

     / / FOR                / / AGAINST                / / ABSTAIN

  2. Proposal to approve a new investment sub-advisory agreement between PRV and MFS Asset Management, Inc., [formerly] Massachusetts Financial Services Company, to be effective upon the merger of Paul Revere with a subsidiary of Provident, such agreement to be in substance identical to the investment sub-advisory agreement currently in effect for the Fund.

     / / FOR                / / AGAINST                / / ABSTAIN

THIS PROXY/INSTRUCTION FORM WILL BE VOTED AS DIRECTED. IF NO CHOICE IS INDICATED AS TO THE PROPOSAL, IT WILL BE VOTED FOR SUCH PROPOSAL.

PERSONAL IDENTIFICATION NUMBER
                                              Dated ______________________, 1996
                                              __________________________________
                                                         (Signature)
                                              __________________________________
                                                 (Signature if jointly held)
                                              Title ____________________________

                                              Please   sign   exactly   as  name
                                              appears hereon. In  case of  Joint
                                              Life Annuities both joint
                                              annuitants must sign. When signing
                                              as  "Trustee" or "Executor" please
                                              give full title as such.

            YOUR VOTE IS IMPORTANT. PLEASE VOTE AS SOON AS POSSIBLE

                                                        THE PAUL REVERE
                                                   VARIABLE ANNUITY CONTRACT
                                                       ACCUMULATION FUND

                                                                               NOTICE OF
                                                                         SPECIAL MEETING
                                                      [LOGO]                         AND
                                                                         PROXY STATEMENT

                                                       SPECIAL MEETING OF
                                                VARIABLE ANNUITY CONTRACT OWNERS
                                                               OF
                                                THE PAUL REVERE VARIABLE ANNUITY
                                                       INSURANCE COMPANY

                                                         JULY   , 1996

                  Form 9948 Rev. 2/96
                  Printed in U.S.A.